NEWCASTLE PARTNERS, L.P.
200 CRESCENT COURT, SUITE 1400
DALLAS, TEXAS 75201
TEL: (214) 661-7474 • FAX: (214) 661-7475

February 15, 2007

VIA FACSIMILE AND FEDERAL EXPRESS

The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515
Attn: Sandra L. Groman, Corporate Secretary

Re:	Notice of Intention to Nominate Individuals for Election as Directors and to Submit a Business Proposal for Consideration at the 2007 Annual Meeting of Stockholders of The ServiceMaster Company

Dear Ms. Groman:

          This letter shall serve to satisfy the advance notice requirements of Article Four, Section 4.5(g) of the Bylaws (the “Bylaws”) of The ServiceMaster Company (“ServiceMaster”) as to the nomination by Newcastle Partners, L.P., a Texas limited partnership (“Newcastle”), of four (4) nominees for election to the Board of Directors of ServiceMaster (the “ServiceMaster Board”) at the 2007 annual meeting of stockholders of ServiceMaster, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”). This letter shall also serve to satisfy the advance notice requirements of Article Three, Section 3.13 of the Bylaws as to the submission of a business proposal to adopt a stockholder resolution recommending to the ServiceMaster Board that ServiceMaster reimburse Newcastle for its expenses incurred in connection with the proxy solicitation to elect its nominees at the Annual Meeting, including, but not limited to, all litigation expenses resulting therefrom. It is our belief that the stockholders should have the affirmative right to vote on whether to reimburse our expenses and that our business proposal affords the stockholders such right.

          This letter and all Exhibits attached hereto are collectively referred to as the “Notice.” Newcastle is the beneficial owner of 4,079,000 shares of common stock, $.01 par value per share (the “Common Stock”), of ServiceMaster, 1,000 shares of which are held of record by Newcastle. Newcastle Capital Management, L.P. (“NCM”) is the general partner of Newcastle. Newcastle Capital Group, L.L.C. (“NCG”) is the general partner of NCM. Mark E. Schwarz is the managing member of NCG. Accordingly, NCM, NCG and Mr. Schwarz may each be deemed to be the beneficial owner of the 4,079,000 shares of Common Stock held by Newcastle. The current address and daytime telephone number of Newcastle, NCM, NCG and Mr. Schwarz is 200 Crescent Court, Suite 1400, Dallas, Texas 75201, Telephone: (214) 661-7474. As Newcastle has recently moved offices, Newcastle’s address, as it appears on ServiceMaster’s books, may still be 300 Crescent Court, Suite 1110, Dallas, Texas 75201. In addition to the 4,079,000 shares of Common Stock owned by Newcastle, NCM and Mr. Schwarz may be deemed to beneficially own an additional 3,274,900 shares of Common Stock owned by certain managed accounts (the “Managed Accounts”) by virtue of their power to vote and dispose of such shares pursuant to account management agreements to which NCM is a party. The shares of Common Stock owned by Newcastle and the Managed Accounts were purchased and/or are held in margin accounts.

          Through this Notice, Newcastle hereby (i) nominates Mark E. Schwarz, James A. Risher, Dale A. Booth and Michael T. Leatherman as nominees (the “Nominees”) to be elected to the ServiceMaster Board at the Annual Meeting, and (ii) submits a business proposal to adopt a stockholder resolution recommending to the ServiceMaster Board that ServiceMaster reimburse Newcastle for all expenses it incurs in connection with the proxy solicitation to elect the Nominees at the Annual Meeting, including, but not limited to, all litigation expenses resulting therefrom.

Election of Directors

Mark E. Schwarz (Age 46) is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P., a private investment management firm he founded in 1993 that is the general partner of Newcastle Partners, L.P. Mr. Schwarz has served as Chairman of the Board of Hallmark Financial Services, Inc., a property and casualty insurance company, since October 2001 and was its Chief Executive Officer from January 2003 to August 2006. He currently serves as Chairman of the Board of Bell Industries, Inc., a computer systems integrator, Pizza Inn, Inc., a franchisor and food and supply distributor, and New Century Equity Holdings Corp., an asset management company, and a director of Nashua Corporation, a specialty paper, label and printing supplies manufacturer and SL Industries, Inc., a power and data quality products manufacturer. The principal business address and daytime telephone number of Mr. Schwarz is c/o Newcastle Capital Management, L.P., 200 Crescent Court, Suite 1400, Dallas, Texas 75201, Telephone: (214) 661-7474. For information regarding purchases and sales during the past two years by Newcastle and the Managed Accounts of securities of ServiceMaster that may be deemed to be beneficially owned by Mr. Schwarz, see Exhibit A.

James A. Risher (Age 63) has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998. Mr. Risher has served as the CEO and president of Del Global Technologies Corporation (“Del Global”), a leader in medical imaging and power electronics, since September 2006. Mr. Risher was appointed interim CEO of Del Global in August 2006. In addition, Mr. Risher has served as a director of Del Global since June 2004. From February 2001 to May 2002, Mr. Risher served as Chairman and Chief Executive Officer of BlueStar Battery Systems International, Inc. (“BlueStar”), a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets. BlueStar filed a CCAA (a petition for reorganization under Canadian bankruptcy laws) in August 2001, and a plan of reorganization was approved in November 2001. From 1986 to 1998, Mr. Risher served as a director, Chief Executive Officer and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry. He also served as Chairman of Exide from December 1997 to July 1998. Mr. Risher currently serves as a director of SL Industries, Inc., a power and data quality products manufacturer, in addition to Del Global. The principal business address and daytime telephone number of Mr. Risher is c/o Lumina Group, LLC, 1900 Eastwood Road, Suite 11, Wilmington, NC 28403, Telephone: (910) 256-3044. Mr. Risher does not beneficially own, and has not purchased or sold during the past two years, any securities of ServiceMaster and disclaims beneficial ownership of the shares of Common Stock owned by Newcastle and the Managed Accounts.

Dale A. Booth (Age 48) is the Managing Partner of Booth Partners LLC, a consulting firm he founded in 2004. Mr. Booth served as the President and CEO of NextiraOne, a privately held enterprise communications solutions, from 2004 to 2006. Prior to NextiraOne, Mr. Booth was Chief Executive Officer of Daisytek International (“Daisytek”), a global distributor of computer products, from 2003 to 2004. Mr. Booth also served as director of Daisytek since 2000. From 2000 to 2003, Mr. Booth was Chairman and Chief Executive Officer of Enginex Networks, a technology services firm he founded in 2000. Prior to Enginex Networks, Mr. Booth spent 14 years with Fujitsu Network Communications a manufacturer of high-density optical transmission products where Mr. Booth served as President of the professional services consulting division. Mr. Booth currently serves on the board of Alliance Systems Inc., a privately held provider of high density computing platforms, and was formerly a director at publicly held Riverstone Networks Inc. and privately held Telcove Inc. The principal business address and daytime telephone number of Mr. Booth is 5956 Sherry Lane Suite 1000, Dallas, TX 75225, (214) 392-0122. Mr. Booth does not beneficially own, and has not purchased or sold during the past two years, any securities of ServiceMaster and disclaims beneficial ownership of the shares of Common Stock owned by Newcastle and the Managed Accounts.

Michael T. Leatherman (Age 53) is currently a business consultant specializing in strategic planning, organizational effectiveness, internal process control, financial modeling and acquisitions. Prior to retiring, Mr. Leatherman was the Executive Vice President, Chief Financial Officer and Chief Information Officer at Wallace Computer Services (“Wallace”) from 1998 to 2000. At Wallace, Mr. Leatherman also served as Senior Vice President and Chief Information Officer from 1994 to 1998 and Vice President of Information Technology from 1990 to 1994. From 1985 to 1990, Mr. Leatherman served as Chief Executive Officer of FSC Paper Corporation, and served as the company’s Chief Financial Officer from 1984 to 1985. Mr. Leatherman currently serves as a director of Nashua Corporation, a specialty paper, label and printing supplies manufacturer. The principal business address and daytime telephone number of Mr. Leatherman is 22451 Merriton Road, Frankfort, IL 60423-5160, (630) 660-7562. Mr. Leatherman does not beneficially own, and has not purchased or sold during the past two years, any securities of ServiceMaster and disclaims beneficial ownership of the shares of Common Stock owned by Newcastle and the Managed Accounts.

          Newcastle believes that the terms of four (4) directors currently serving on the ServiceMaster Board expire at the Annual Meeting. To the extent there are in excess of four (4) vacancies on the ServiceMaster Board to be filled by election at the Annual Meeting or ServiceMaster increases the size of the ServiceMaster Board above its existing size, Newcastle reserves the right to nominate additional nominees to be elected to the ServiceMaster Board at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Newcastle that any attempt to increase the size of the current ServiceMaster Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of ServiceMaster’s corporate machinery. If this Notice shall be deemed for any reason by a court of competent jurisdiction or otherwise to be ineffective with respect to the nomination of any of the Nominees at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by Newcastle.

          A representative of Newcastle intends to appear in person or by proxy at the Annual Meeting to nominate the persons specified in this Notice for election to the ServiceMaster Board.

          Each of the Nominees has consented to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by Newcastle in connection with its solicitation and to serve as a director of ServiceMaster, if so elected. Such consents are attached hereto as Exhibit B. Each such consent also contains the undertaking required in Article Four, Section 4.5(g)(7)(v) of the Bylaws.

Reimbursement of Expenses

          Newcastle is submitting a proposal for consideration by the stockholders at the Annual Meeting to adopt the following resolution recommending to the ServiceMaster Board that ServiceMaster reimburse Newcastle for its expenses incurred in connection with the proxy solicitation to elect its Nominees, including, but not limited to, all litigation expenses resulting therefrom:

“Resolved, that the stockholders recommend to the Board of Directors that The ServiceMaster Company reimburse Newcastle Partners, L.P. for all expenses it incurs in connection with its solicitation of proxies for the annual meeting of stockholders scheduled to be held on [Date of Stockholder Meeting], or any advancements, postponements, rescheduling or continuation thereof, including, but not limited to, all litigation expenses resulting therefrom.”

          Newcastle is seeking reimbursement of its expenses from ServiceMaster because it believes that the proxy solicitation will benefit all stockholders of ServiceMaster. Although Newcastle is expending its own working capital to finance its solicitation while ServiceMaster management is paying for its solicitation with ServiceMaster’s cash, the Nominees, if elected, will not seek reimbursement on behalf of Newcastle if ServiceMaster’s stockholders do not approve this proposal. Newcastle hereby affirms that it has satisfied the requirements specified in Section 3.13(b) of the Bylaws for presentation of the foregoing proposal. If this Notice shall be deemed for any reason by a court of competent jurisdiction or otherwise to be ineffective with respect to the submission of the foregoing business proposal at the Annual Meeting, this Notice shall continue to be effective with respect to the nomination of the Nominees as set forth above.

Additional Information on Newcastle and the Nominees

          NCM has entered into certain account management agreements with investors including Compass SAV LLC and Compass Offshore SAV PCC Limited pursuant to which NCM has been granted certain investment authority with respect to securities accounts of such entities. In the case of Compass SAV LLC and Compass Offshore SAV PCC, the investing activities in these accounts are limited to the securities of ServiceMaster. NCM has acquired shares of Common Stock of ServiceMaster on behalf of these managed accounts and has the power to vote and dispose of such shares pursuant to the account management agreements. In addition, NCM and Starboard Value and Opportunity Master Fund Ltd. are parties to an arrangement pursuant to which NCM receives a fee equal to 8.5% of the net profits of Starboard and its affiliates derived from their investment in ServiceMaster.

          Pursuant to letter agreements dated February 15, 2007, Newcastle agreed to indemnify each of Messrs. Schwarz, Risher, Booth and Leatherman against any and all claims of any nature arising from the solicitation of proxies from ServiceMaster’s stockholders at the Annual Meeting and any related transactions.

          Other than as stated above, there are no arrangements or understandings between Newcastle and each Nominee or any other person or persons pursuant to which the nomination of the Nominees and submission of the business proposal described herein are to be made.

          Except as set forth in this Notice (including the Exhibits hereto), (i) during the past 10 years, no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly beneficially owns any securities of ServiceMaster; (iii) no Nominee owns any securities of ServiceMaster which are owned of record but not beneficially; (iv) no Nominee has purchased or sold any securities of ServiceMaster during the past two years; (v) no Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of ServiceMaster, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vi) no associate of any Nominee owns beneficially, directly or indirectly, any securities of ServiceMaster; (vii) no Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of ServiceMaster; (viii) no Nominee or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of ServiceMaster’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which ServiceMaster or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (ix) no Nominee or any of his associates has any arrangement or understanding with any person with respect to any future employment by ServiceMaster or its affiliates, or with respect to any future transactions to which ServiceMaster or any of its affiliates will or may be a party; and (x) no person, including the Nominees, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

          Please address any correspondence to Newcastle Partners, L.P., Attention: Mark E. Schwarz, telephone (214) 661-7474, facsimile (214) 661-7475 (with a copy to our counsel, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022, Attention: Steven Wolosky, Esq., telephone (212) 451-2333, facsimile (212) 451-2222). The giving of this Notice is not an admission that any procedures for notice concerning the nomination of directors or the submission of business proposals to the ServiceMaster Board are legal, valid or binding, and Newcastle reserves the right to challenge their validity.

Very truly yours,

NEWCASTLE PARTNERS, L.P.

By:	Newcastle Capital Management, L.P., its General Partner

By:	Newcastle Capital Group, L.L.C., its General Partner

By:

Mark E. Schwarz, Managing Member

EXHIBIT A

TRANSACTIONS IN SECURITIES OF SERVICEMASTER
DURING THE PAST TWO YEARS

Class of Security	Quantity Purchased / (Sold)	Price Per Share ($)	Date of Purchase / Sale

Newcastle Partners, L.P.

Common Stock	193,000	10.5152	07/11/06
Common Stock	100,000	10.5394	07/12/06
Common Stock	100,000	10.4121	07/14/06
Common Stock	200,000	10.0141	07/27/06
Common Stock	284,800	10.2275	07/28/06
Common Stock	341,100	10.2441	08/01/06
Common Stock	15,100	10.2600	08/01/06
Common Stock	200,000	10.4887	08/07/06
Common Stock	100,000	10.5933	08/08/06
Common Stock	100,000	10.7025	08/14/06
Common Stock	200,000	10.9169	08/15/06
Common Stock	20,000	10.9368	08/15/06
Common Stock	100,000	10.9900	08/16/06
Common Stock	100,000	10.9900	08/17/06
Common Stock	75,000	11.0795	08/18/06
Common Stock	100,000	11.0906	08/21/06
Common Stock	300	11.0933	08/21/06
Common Stock	100,000	11.0891	08/22/06
Common Stock	50,000	11.0800	08/22/06
Common Stock	100,000	11.0813	08/23/06
Common Stock	125,000	11.0879	08/23/06
Common Stock	200,000	11.0811	08/24/06
Common Stock	300,000	11.0001	08/25/06
Common Stock	4,000	11.2013	08/28/06
Common Stock	59,500	11.1855	08/29/06
Common Stock	7,200	10.6926	10/11/06

Class of Security	Quantity Purchased / (Sold)	Price Per Share ($)	Date of Purchase / Sale

Common Stock	972,000	10.9200	11/14/06
Common Stock	(4,000)	13.0696	11/28/06
Common Stock	(46,000)	13.0696	11/28/06
Common Stock	(13,500)	12.6294	12/20/06
Common Stock	(300)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(125,000)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(200,000)	12.6294	12/20/06
Common Stock	(75,000)	12.6294	12/20/06
Common Stock	(50,000)	12.6294	12/20/06
Common Stock	(300,000)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(20,000)	12.6294	12/20/06
Common Stock	(972,000)	12.6294	12/20/06
Common Stock	(200,000)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(7,200)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(193,000)	12.6294	12/20/06
Common Stock	(200,000)	12.6294	12/20/06
Common Stock	(100,000)	12.6294	12/20/06
Common Stock	(15,100)	12.6294	12/20/06
Common Stock	(341,100)	12.6294	12/20/06
Common Stock	(284,800)	12.6294	12/20/06
Common Stock	(199,000)	12.6294	12/20/06
Common Stock	4,096,000	12.6302	12/20/06

Compass SAV LLC

Common Stock	14,535	11.2760	11/09/06
Common Stock	6,794	11.3874	11/13/06
Common Stock	889,000	10.9500	11/15/06

Compass Offshore SAV PCC Limited

Common Stock	20,765	11.2760	11/09/06
Common Stock	9,706	11.3874	11/13/06
Common Stock	1,339,000	10.9500	11/15/06

Other Managed Accounts

Common Stock	50,000	13.1260	01/10/07
Common Stock	7,700	13.2000	01/10/07
Common Stock	200,000	13.2477	01/11/07
Common Stock	100,000	13.2000	01/12/07
Common Stock	127,400	13.0404	01/16/07
Common Stock	30,000	13.0200	01/16/07
Common Stock	200,000	13.0592	01/17/07
Common Stock	26,100	13.0081	01/26/07
Common Stock	100,000	13.0890	01/30/07
Common Stock	100,000	13.1364	02/06/07
Common Stock	28,900	12.9983	02/07/07
Common Stock	25,000	12.9806	02/09/07

EXHIBIT B

NOMINEE CONSENTS

MARK E. SCHWARZ
c/o Newcastle Capital Management, L.P.
200 Crescent Court, Suite 1400
Dallas, Texas 75201

February 15, 2007

The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515
Attn: Sandra L. Groman, Corporate Secretary

Dear Ms. Groman:

               You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Newcastle Partners, L.P. (“Newcastle”) of its intention to nominate the undersigned as a director of The ServiceMaster Company (“ServiceMaster”) at the 2007 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Newcastle in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of ServiceMaster if elected at the Annual Meeting. In addition, the undersigned hereby undertakes to affirm his independence under the standard described in Section 7.5 of ServiceMaster’s Certificate of Incorporation at the time of his election to the ServiceMaster Board of Directors. The foregoing assumes that an Independent Board Majority (as defined in Section 7.5.5 of the Certificate of Incorporation) does not conclude otherwise as described under clause (iv) of Section 7.5.3 of the Certificate of Incorporation.

Very truly yours,

Mark E. Schwarz

JAMES A. RISHER
c/o Lumina Group, LLC
1900 Eastwood Road, Suite 11
Wilmington, NC 28403

February 15, 2007

The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515
Attn: Sandra L. Groman, Corporate Secretary

Dear Ms. Groman:

          You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Newcastle Partners, L.P. (“Newcastle”) of its intention to nominate the undersigned as a director of The ServiceMaster Company (“ServiceMaster”) at the 2007 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Newcastle in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of ServiceMaster if elected at the Annual Meeting. In addition, the undersigned hereby undertakes to affirm his independence under the standard described in Section 7.5 of ServiceMaster’s Certificate of Incorporation at the time of his election to the ServiceMaster Board of Directors. The foregoing assumes that an Independent Board Majority (as defined in Section 7.5.5 of the Certificate of Incorporation) does not conclude otherwise as described under clause (iv) of Section 7.5.3 of the Certificate of Incorporation.

Very truly yours,

James A. Risher

DALE A. BOOTH
5427 Farquhar Ln.
Dallas, TX 75209

February 15, 2007

The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515
Attn: Sandra L. Groman, Corporate Secretary

Dear Ms. Groman:

          You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Newcastle Partners, L.P. (“Newcastle”) of its intention to nominate the undersigned as a director of The ServiceMaster Company (“ServiceMaster”) at the 2007 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Newcastle in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of ServiceMaster if elected at the Annual Meeting. In addition, the undersigned hereby undertakes to affirm his independence under the standard described in Section 7.5 of ServiceMaster’s Certificate of Incorporation at the time of his election to the ServiceMaster Board of Directors. The foregoing assumes that an Independent Board Majority (as defined in Section 7.5.5 of the Certificate of Incorporation) does not conclude otherwise as described under clause (iv) of Section 7.5.3 of the Certificate of Incorporation.

Very truly yours,

Dale A. Booth

MICHAEL T. LEATHERMAN
22451 Merriton Road
Frankfort, IL 60423-5160

February 15, 2007

The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515
Attn: Sandra L. Groman, Corporate Secretary

Dear Ms. Groman:

          You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Newcastle Partners, L.P. (“Newcastle”) of its intention to nominate the undersigned as a director of The ServiceMaster Company (“ServiceMaster”) at the 2007 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Newcastle in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of ServiceMaster if elected at the Annual Meeting. In addition, the undersigned hereby undertakes to affirm his independence under the standard described in Section 7.5 of ServiceMaster’s Certificate of Incorporation at the time of his election to the ServiceMaster Board of Directors. The foregoing assumes that an Independent Board Majority (as defined in Section 7.5.5 of the Certificate of Incorporation) does not conclude otherwise as described under clause (iv) of Section 7.5.3 of the Certificate of Incorporation.

Very truly yours,

Michael T. Leatherman